EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Thomas J. Lynch, Robert W. Hau and John S. Jenkins, Jr. his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 and any subsequent registration statement TE Connectivity Ltd. may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register additional shares of common stock, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated and effective as of the 3rd of December 2013.

/s/ Thomas J. Lynch	/s/ Frederic M. Poses
Thomas J. Lynch, Chief Executive Officer and Director (Principal Executive Officer)	Frederic M. Poses, Director

/s/ Pierre R. Brondeau	/s/ Lawrence S. Smith
Pierre R. Brondeau, Director	Lawrence S. Smith, Director

/s/ Juergen W. Gromer	/s/ Paula A. Sneed
Juergen W. Gromer, Director	Paula A. Sneed, Director

/s/ William A. Jeffrey	/s/ David P. Steiner
William A. Jeffrey, Director	David P. Steiner, Director

/s/ Yong Nam	/s/ John C. Van Scoter
Yong Nam, Director	John C. Van Scoter, Director

/s/ Daniel J. Phelan	/s/ Robert W. Hau
Daniel J. Phelan, Director	Robert W. Hau, Executive Vice President and Chief Executive Officer (Principal Financial Officer)

/s/ Robert J. Ott
Robert J. Ott, Senior Vice President and Corporate Controller (Principal Accounting Officer)